Exhibit 99.1
Contact: Leah Stearns
Senior Vice President, Treasurer & Investor Relations
Telephone: (617) 375-7500
AMERICAN TOWER CORPORATION REPORTS
THIRD QUARTER 2015 FINANCIAL RESULTS

THIRD QUARTER 2015 HIGHLIGHTS

Consolidated Results		Segment Results
●	Total revenue increased 19.2% to $1,238 million	●	Domestic rental and management segment revenue increased 21.8%, or 21.2% on a core basis
●	Adjusted EBITDA increased 17.0% to $779 million	●	International rental and management segment revenue increased 16.5%, or 43.5% on a core basis
●	AFFO increased 21.4% to $558 million	●	Network development services segment revenue was $25 million
Boston, Massachusetts – October 29, 2015: American Tower Corporation (NYSE: AMT) today reported financial results for the quarter ended September 30, 2015.
Jim Taiclet, American Tower's Chief Executive Officer stated, "Our nearly 14% growth in AFFO per Share in the third quarter was fueled by continuing exponential growth in mobile data demand in both the U.S. and in our international markets. We believe that this growth in demand will go on for many years to come, driven by a combination of lower cost smartphones proliferating around the world, additional spectrum being deployed for mobile data and the competitive imperative for mobile operators to steadily invest in their networks.
Our strategic objective is to capture this long-term growth opportunity by building strong positions in the world’s largest free market economies with attractive wireless industry structures. So far in 2015, we have made tremendous progress on expanding American Tower’s global growth platform through our acquisitions of rights to the Verizon towers in the U.S., Telecom Italia’s towers in Brazil, Airtel’s portfolio in Nigeria and our recently announced Viom transaction in India. We expect that these strategically located assets will further lengthen and strengthen our AFFO per Share growth trajectory well into the future."
THIRD QUARTER 2015 OPERATING RESULTS OVERVIEW
American Tower generated the following operating results for the quarter ended September 30, 2015 (unless otherwise indicated, all comparative information is presented against the quarter ended September 30, 2014).

•	Total revenue increased 19.2% to $1,238 million, and total rental and management revenue increased 20.0% to $1,213 million.

•	Total rental and management revenue Core Growth was approximately 27.4%, and total rental and management Organic Core Growth was approximately 7.3%.

•	Total rental and management Gross Margin increased 16.0% to $860 million, and total rental and management Gross Margin percentage was 71%.

•	Adjusted EBITDA increased 17.0% to $779 million, Core Growth in Adjusted EBITDA was 26.0%, and Adjusted EBITDA Margin was 63%.

•
Adjusted Funds From Operations (AFFO) increased 21.4% to $558 million, AFFO per Share increased 13.9% to $1.31, and Core Growth in AFFO was approximately 32.6%, each of which excludes the impact of the one-time GTP cash tax payment described below.

•
The Company incurred one-time cash costs of approximately $93 million in the third quarter in connection with its previously disclosed tax election, pursuant to which Global Tower Partners (GTP) REIT was folded into the American Tower REIT and no longer operates as a separate REIT for federal and state income tax purposes.

•
Net income attributable to American Tower common stockholders decreased 61.9% to $76 million, and Net income attributable to American Tower common stockholders per both basic and diluted common share decreased to $0.18. The decreases were primarily attributable to the one-time GTP cash tax item as well as the non-cash impacts of unfavorable foreign currency exchange rate fluctuations on intercompany balances.

•	Cash provided by operating activities decreased 1.7% to $1,544 million for the first nine months of 2015.

Segment Results
Domestic Rental and Management Segment

•	Revenue increased 21.8% to $808 million;

•	Organic Core Growth in revenue was 6.0%;

•	Gross Margin increased 17.2% to $621 million;

•	Gross Margin percentage was 77%;

•	Operating Profit increased 18.2% to $589 million, which represented 73% of total Operating Profit; and

•	Operating Profit Margin was 73%.

International Rental and Management Segment

•	Revenue increased 16.5% to $405 million, and Core Growth in revenue was 43.5%;

•	Organic Core Growth in revenue was 10.7%;

•	Gross Margin increased 12.9% to $240 million;

•	Gross Margin percentage was 59% (84% excluding the impact of $119 million of pass-through revenues);

•	Operating Profit increased 14.6% to $205 million, which represented 25% of total Operating Profit; and

•	Operating Profit Margin was 51% (72% excluding the impact of pass-through revenues).

Network Development Services Segment

•	Revenue was $25 million;

•	Gross Margin was $16 million;

•	Gross Margin percentage was 63%;

•	Operating Profit was $12 million, which represented 2% of total Operating Profit; and

•	Operating Profit Margin was 48%.

Please refer to “Non-GAAP and Defined Financial Measures” below for definitions of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth and Net Leverage Ratio. For additional financial information, including reconciliations to GAAP measures, please refer to the unaudited selected financial information below.
CAPITAL ALLOCATION OVERVIEW
Common Stock Distributions – During the third quarter of 2015, the Company paid its second quarter 2015 distribution of $0.44 per share, or a total of approximately $186 million, to common stockholders. Subsequent to the end of the third quarter, the Company paid its third quarter distribution of $0.46 per share, or a total of approximately $195 million, to common stockholders.

Mandatory Convertible Preferred Stock Dividends – During the third quarter of 2015, the Company paid an aggregate amount of approximately $27 million in Series A and Series B preferred stock dividends. Subsequent to the end of the third quarter, the Company declared dividends on its Series A and Series B preferred stock in an aggregate amount of approximately $27 million, payable on November 16, 2015 to such stockholders of record at the close of business on November 1, 2015.

Cash Paid for Capital Expenditures – During the third quarter of 2015, total capital expenditures of $207 million included:

•
$71 million for discretionary capital projects, including spending to complete the construction of 22 towers and the installation of two distributed antenna system networks domestically and the construction of 737 towers and the installation of nine distributed antenna system networks internationally;

•	$38 million to purchase land under the Company’s communications sites;

•	$28 million for start-up capital projects;

•	$43 million for the redevelopment of existing communications sites to accommodate new tenant equipment; and

•	$27 million for capital improvements and corporate capital expenditures.

Cash Paid for Acquisitions – During the third quarter of 2015, the Company spent approximately $946 million to acquire five sites in the U.S. and 6,206 sites internationally.

This included the Company’s acquisition of 4,700 communications sites in Nigeria in the third quarter, as part of its previously announced transaction with Bharti Airtel, for a total consideration of approximately $1.1 billion, including VAT. Of the purchase price, approximately $807 million of the consideration has been paid, with the remainder to be paid prior to January 15, 2016.

Further, on September 30, 2015, the Company closed on an additional 1,125 communications sites in Brazil as part of a previously announced transaction with TIM Celular S.A., for an aggregate purchase price of approximately BRL 517 million (approximately $131 million at the date of acquisition).

Subsequent to the end of the third quarter, the Company announced that one of its wholly owned subsidiaries had entered into a definitive agreement to acquire a 51% controlling interest in Viom Networks Limited, which owns and operates approximately 42,200 wireless communications towers and 200 indoor distributed antenna systems across India, for a total cash consideration of approximately INR 76 billion (approximately $1,157 million assuming an exchange rate of 66 INR per USD). The Company expects the transaction to close in mid-2016.

FINANCING OVERVIEW
Leverage – For the quarter ended September 30, 2015, the Company’s Net Leverage Ratio was approximately 5.4x net debt (total debt less cash and cash equivalents) to third quarter 2015 annualized Adjusted EBITDA.
Liquidity – As of September 30, 2015, the Company had approximately $2.0 billion of total liquidity, comprised of the ability to borrow up to an aggregate of approximately $1.7 billion under its revolving credit facilities, net of outstanding letters of credit, and approximately $0.3 billion in cash and cash equivalents.
Subsequent to the end of the quarter, the Company extended the maturity dates of its 2014 Credit Facility, 2013 Credit Facility and Term Loan to January 29, 2021, June 28, 2019 and January 29, 2021, respectively.
FULL YEAR 2015 OUTLOOK
The following estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of October 29, 2015. Actual results may differ materially from these estimates as a result of various factors, and the Company refers you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.
The Company’s current outlook reflects unfavorable impacts of foreign currency fluctuations of approximately $56 million for total rental and management revenue, $30 million for Adjusted EBITDA and $28 million for AFFO, relative to the foreign exchange rate assumptions used in the Company's prior outlook.

After incorporating these impacts, the Company has reduced the midpoint of its full year 2015 outlook for total rental and management revenue by $20 million, and raised the midpoint for Adjusted EBITDA by $5 million and AFFO by $10 million.
The Company's outlook is based on the following average foreign currency exchange rates to 1.00 U.S. Dollar for the fourth quarter of 2015: (a) 3.95 Brazilian Reais; (b) 695 Chilean Pesos; (c) 3,100 Colombian Pesos; (d) 0.91 Euros; (e) 4.10 Ghanaian Cedi; (f) 66.00 Indian Rupees; (g) 16.80 Mexican Pesos; (h) 200 Nigerian Naira; (i) 3.25 Peruvian Soles; (j) 13.75 South African Rand; and (k) 3,700 Ugandan Shillings. These assumptions are based on the more conservative of: (a) the 30-day average spot rate; or (b) the average Bloomberg forecast for each currency.

($ in millions)	Full Year 2015			Midpoint Growth	Midpoint Core Growth
Total rental and management revenue	$4,635	to	$4,665	16.1%	22.9%
Adjusted EBITDA(1)	3,035	to	3,055	14.9%	22.4%
AFFO(1)	2,115	to	2,135	17.1%	26.6%
Net income	670	to	690	(15.3)%	N/A

(1)	See “Non-GAAP and Defined Financial Measures” below.
The Company’s outlook for total rental and management revenue reflects the following at the midpoint:

•	Domestic rental and management segment revenue of $3,145 million and Organic Core Growth of approximately 7%; and

•
International rental and management segment revenue of $1,505 million and Organic Core Growth of nearly 11%. International rental and management segment revenue includes approximately $413 million of pass-through revenue.

The calculation of midpoint Core Growth is as follows: (Totals may not add due to rounding)
	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Outlook midpoint Core Growth	22.9%	22.4%	26.6%
Impact of pass-through revenues	(0.2)%	—	—
Estimated impact of fluctuations in foreign currency exchange rates	(6.8)%	(7.3)%	(9.2)%
Impact of straight-line revenue and expense recognition	0.2%	—	—
Impact of significant one-time items	—	(0.1)%	(0.2)%
Outlook midpoint growth	16.1%	14.9%	17.1%

Total Rental and Management Revenue Core Growth Components(1): (Totals may not add due to rounding)	Full Year 2015
Organic Core Growth	~8%
New Property Core Growth(2)	~15%
Core Growth	~23%

(1)	Reflects growth at the midpoint of outlook ranges. Excludes pass-through revenue.

(2)	Revenue growth attributable to sites added to the portfolio on or after January 1, 2014.

Outlook for Capital Expenditures: ($ in millions) (Totals may not add due to rounding)	Full Year 2015
Discretionary capital projects(1)	$280	to	$290
Ground lease purchases	130	to	140
Start-up capital projects	85	to	95
Redevelopment	160	to	170
Capital improvement	80	to	90
Corporate	15	—	15
Total	$750	to	$800

(1)	Includes the construction of approximately 2,750 to 3,250 communications sites.

Reconciliations of Outlook for Net Income to Adjusted EBITDA: ($ in millions) (Totals may not add due to rounding)	Full Year 2015
Net income	$670	to	$690
Interest expense	593	to	610
Depreciation, amortization and accretion	1,262	to	1,272
Income tax provision(1)	170	to	140
Stock-based compensation expense	90	—	90
Other, including other operating expenses, interest income, (gain) loss on retirement of long-term obligations, (income) loss on equity method investments and other expense (income)	251	to	254
Adjusted EBITDA	$3,035	to	$3,055

(1)	Includes approximately $93 million one-time cash tax charge as part of the tax election related to the GTP REIT.

Reconciliations of Outlook for Net Income to AFFO: ($ in millions) (Totals may not add due to rounding)	Full Year 2015
Net income	$670	to	$690
Straight-line revenue	(152)	—	(152)
Straight-line expense	55	—	55
Depreciation, amortization and accretion	1,262	to	1,272
Stock-based compensation expense	90	—	90
Non-cash portion of tax provision	(6)	to	(9)
GTP REIT one-time cash tax charge	93	—	93
Other, including other operating expenses, amortization of deferred financing costs, capitalized interest, debt discounts and premiums, (gain) loss on retirement of long-term obligations, other expense (income), non-cash interest related to joint venture shareholder loans and dividends on preferred stock	198	to	201
Capital improvement capital expenditures	(80)	to	(90)
Corporate capital expenditures	(15)	—	(15)
AFFO	$2,115	to	$2,135
Conference Call Information
American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the quarter ended September 30, 2015 and its outlook for 2015. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:
U.S./Canada dial-in: (877) 586-5042
International dial-in: (706) 645-9644
Passcode: 54299144
When available, a replay of the call can be accessed until 11:59 p.m. ET on November 5, 2015. The replay dial-in numbers are as follows:

U.S./Canada dial-in: (855) 859-2056
International dial-in: (404) 537-3406
Passcode: 54299144
American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.
About American Tower
American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of over 99,000 communications sites. For more information about American Tower, please visit the “Earnings Materials” and “Company & Industry Resources” sections of our investor relations website at www.americantower.com.

Non-GAAP and Defined Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth and Net Leverage Ratio. The Company uses Funds From Operations as defined by the National Association of Real Estate Investment Trusts (NAREIT), referred to herein as NAREIT Funds From Operations.

The Company defines Gross Margin as revenues less operating expenses, excluding stock-based compensation expense recorded in costs of operations, depreciation, amortization and accretion, selling, general, administrative and development expense, and other operating expenses. The Company defines Operating Profit as Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. For reporting purposes, the international rental and management segment Operating Profit and Gross Margin also include interest income, TV Azteca, net. These measures of Gross Margin and Operating Profit are also before interest income, interest expense, gain (loss) on retirement of long-term obligations, other income (expense), net income (loss) attributable to non-controlling interest, income (loss) on equity method investments and income tax benefit (provision). The Company defines Operating Profit Margin as the percentage that results from dividing Operating Profit by revenue. The Company defines Adjusted EBITDA as net income before income (loss) from discontinued operations, net, income (loss) from equity method investments, income tax benefit (provision), other income (expense), gain (loss) on retirement of long-term obligations, interest expense, interest income, other operating income (expense), depreciation, amortization and accretion and stock-based compensation expense. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. NAREIT Funds From Operations is defined as net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges, real estate related depreciation, amortization and accretion and dividends on preferred stock, and including adjustments for (i) unconsolidated affiliates and (ii) noncontrolling interest. The Company defines AFFO as NAREIT Funds From Operations before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the non-cash portion of our tax provision, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest charges, (vi) other income (expense), (vii) gain (loss) on retirement of long-term obligations, (viii) other operating income (expense), and adjustments for (ix) unconsolidated affiliates and (x) noncontrolling interest, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. The Company defines AFFO per Share as AFFO divided by the diluted weighted average common shares outstanding. The Company defines Core Growth in total rental and management revenue, Adjusted EBITDA and AFFO as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of pass-through revenue (expense), where applicable, straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Organic Core Growth in rental and management revenue as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of pass-through revenue (expense), straight-line revenue and expense recognition, foreign currency exchange rate fluctuations, significant one-time items and revenue associated with new properties that the Company has added to the portfolio since the beginning of the prior period. The Company defines New Property Core Growth in rental and management revenue as the increase or decrease, expressed as a percentage, on the properties the Company has added to its portfolio since the beginning of the prior period, in each case excluding the impact of pass-through revenue (expense), straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Net Leverage Ratio as net debt (total debt, less cash and cash equivalents) divided by last quarter annualized Adjusted EBITDA. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company's core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company's measures of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth and Net Leverage Ratio may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements
This press release contains "forward-looking statements" concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding our full year 2015 outlook, foreign currency exchange rates, our expectation regarding the leasing demand for communications real estate and the anticipated closing of acquisitions. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results, and we cannot control that demand; (2) if our tenants share site infrastructure to a significant degree or consolidate or merge, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (3) increasing competition for tenants in the tower industry may materially and adversely affect our pricing; (4) competition for assets could adversely affect our ability to achieve our return on investment criteria; (5) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (6) our leverage and debt service obligations may materially and adversely affect us; (7) failure to successfully and efficiently integrate acquired or leased assets, including those leased from Verizon, into our operations may adversely affect our business, operations and financial condition; (8) our expansion initiatives involve a number of risks and uncertainties that could adversely affect our operating results, disrupt our operations or expose us to additional risk; (9) our foreign operations are subject to economic, political and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (10) a substantial portion of our revenue is derived from a small number of tenants, and we are sensitive to changes in the creditworthiness and financial strength of our tenants; (11) new technologies or changes in a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues; (12) if we fail to remain qualified as a REIT, we will be subject to tax at corporate income tax rates, which may substantially reduce funds otherwise available; (13) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (14) certain of our business activities may be subject to corporate level income tax and foreign taxes, which reduce our cash flows and may create deferred and contingent tax liabilities; (15) we may need additional financing to fund capital expenditures, future growth and expansion initiatives and to satisfy our REIT distribution requirements; (16) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (17) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers will be eliminated; (18) restrictive covenants in the agreements related to our securitization transactions, our credit facilities and our debt securities could materially and adversely affect our business by limiting flexibility, and we may be prohibited from paying dividends on our common stock if we fail to pay scheduled dividends on our preferred stock, which may jeopardize our qualification for taxation as a REIT; (19) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; (20) we could have liability under environmental and occupational safety and health laws; and (21) our towers, data centers or computer systems may be affected by natural disasters and other unforeseen events for which our insurance may not provide adequate coverage. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-K for the year ended December 31, 2014. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2015	December 31, 2014(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$287,404	$313,492
Restricted cash	137,926	160,206
Short-term investments	14,485	6,302
Accounts receivable, net	206,154	199,074
Prepaid and other current assets	282,068	264,793
Deferred income taxes	12,318	14,000
Total current assets	940,355	957,867
PROPERTY AND EQUIPMENT, NET	9,806,190	7,590,112
GOODWILL	4,055,171	4,032,174
OTHER INTANGIBLE ASSETS, NET	10,012,397	6,900,162
DEFERRED INCOME TAXES	200,885	253,186
DEFERRED RENT ASSET	1,123,009	1,030,707
NOTES RECEIVABLE AND OTHER NON-CURRENT ASSETS	788,781	567,724
TOTAL	$26,926,788	$21,331,932

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$99,590	$90,366
Accrued expenses	743,256	417,836
Distributions payable	196,833	159,864
Accrued interest	80,682	130,265
Current portion of long-term obligations	45,852	897,624
Unearned revenue	203,295	233,819
Total current liabilities	1,369,508	1,929,774
LONG-TERM OBLIGATIONS	16,981,556	13,711,084
ASSET RETIREMENT OBLIGATIONS	811,620	609,035
OTHER NON-CURRENT LIABILITIES	1,079,902	1,028,687
Total liabilities	20,242,586	17,278,580

COMMITMENTS AND CONTINGENCIES
EQUITY:
5.25%, Series A Preferred Stock	60	60
5.50%, Series B Preferred Stock	14	—
Common stock	4,263	3,995
Additional paid-in capital	9,650,129	5,788,786
Distributions in excess of earnings	(995,932)	(837,320)
Accumulated other comprehensive loss	(1,832,903)	(794,221)
Treasury stock	(207,740)	(207,740)
Total American Tower Corporation equity	6,617,891	3,953,560
Noncontrolling interest	66,311	99,792
Total equity	6,684,202	4,053,352
TOTAL	$26,926,788	$21,331,932

(1)	December 31, 2014 balances have been revised to reflect purchase accounting measurement period adjustments.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
REVENUES:
Rental and management	$1,212,849	$1,011,119	$3,429,264	$2,977,000
Network development services	25,061	27,069	62,211	76,734
Total operating revenues	1,237,910	1,038,188	3,491,475	3,053,734
OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below):
Rental and management (including stock-based compensation expense of $396, $344, $1,218 and $1,059, respectively)	356,082	272,355	929,624	786,374
Network development services (including stock-based compensation expense of $99, $101, $336 and $343, respectively)	9,307	11,847	22,863	30,872
Depreciation, amortization and accretion	341,096	249,066	932,972	740,256
Selling, general, administrative and development expense (including stock-based compensation expense of $17,850, $17,824, $70,697 and $60,306, respectively)	114,832	108,909	354,460	317,437
Other operating expenses	15,668	11,204	40,891	37,852
Total operating expenses	836,985	653,381	2,280,810	1,912,791
OPERATING INCOME	400,925	384,807	1,210,665	1,140,943
OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	2,993	2,661	8,251	7,918
Interest income	4,503	3,850	11,871	8,149
Interest expense	(149,787)	(143,212)	(446,228)	(432,753)
Gain (loss) on retirement of long-term obligations	—	2,969	(78,793)	1,447
Other expense (including unrealized foreign currency losses of $77,864, $36,998, $107,871 and $62,556, respectively)	(66,659)	(34,019)	(123,291)	(54,225)
Total other expense	(208,950)	(167,751)	(628,190)	(469,464)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	191,975	217,056	582,475	671,479
Income tax provision	(94,235)	(10,426)	(132,063)	(49,877)
NET INCOME	97,740	206,630	450,412	621,602
Net loss attributable to noncontrolling interest	5,259	963	1,960	22,921
NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION STOCKHOLDERS	102,999	207,593	452,372	644,523
Dividends on preferred stock	(26,781)	(7,700)	(63,382)	(12,075)
NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION COMMON STOCKHOLDERS	$76,218	$199,893	$388,990	$632,448
NET INCOME PER COMMON SHARE AMOUNTS:
Basic net income attributable to American Tower Corporation common stockholders	$0.18	$0.50	$0.93	$1.60
Diluted net income attributable to American Tower Corporation common stockholders	$0.18	$0.50	$0.92	$1.58
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	423,375	396,243	417,280	395,758
Diluted	427,227	400,397	421,352	399,806

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$450,412	$621,602
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation expense	72,251	61,708
Depreciation, amortization and accretion	932,972	740,256
Loss (gain) on early retirement of long-term obligations	78,793	(1,447)
Other non-cash items reflected in statements of operations	143,412	73,825
Increase in net deferred rent asset	(69,019)	(65,460)
Decrease in restricted cash	19,971	23,560
Increase in assets	(106,535)	(42,931)
Increase in liabilities	21,358	158,493
Cash provided by operating activities	1,543,615	1,569,606

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(518,018)	(723,353)
Payments for acquisitions, net of cash acquired	(1,616,205)	(324,936)
Payment for Verizon transaction	(5,058,895)	—
Proceeds from sale of assets, net of cash	—	15,464
Proceeds from sale of short-term investments and other non-current assets	1,002,214	453,396
Payments for short-term investments	(1,011,320)	(460,686)
Deposits, restricted cash and other	(2,053)	(63,295)
Cash used for investing activities	(7,204,277)	(1,103,410)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings, net	8,282	—
Borrowings under credit facilities	5,727,831	785,000
Proceeds from issuance of senior notes, net	1,492,298	1,415,844
Proceeds from term loan	500,000	—
Proceeds from other long-term borrowings	—	3,033
Proceeds from issuance of securities in securitization transaction	875,000	—
Repayments of notes payable, credit facilities, senior notes and capital leases	(6,092,710)	(2,928,434)
Contributions from noncontrolling interest holders, net	4,449	5,446
Proceeds from stock options and stock purchase plan	29,324	47,938
Proceeds from the issuance of common stock, net	2,440,327	—
Proceeds from the issuance of preferred stock, net	1,337,946	583,105
Payment for early retirement of long-term obligations	(86,107)	(6,767)
Deferred financing costs and other financing activities	(30,314)	(32,129)
Purchase of noncontrolling interest	—	(64,822)
Distributions paid on common stock	(516,012)	(261,913)
Distributions paid on preferred stock	(57,866)	(8,138)
Cash provided by (used for) financing activities	5,632,448	(461,837)
Net effect of changes in foreign currency exchange rates on cash and cash equivalents	2,126	(2,322)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(26,088)	2,037
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	313,492	293,576
CASH AND CASH EQUIVALENTS, END OF PERIOD	$287,404	$295,613
CASH PAID FOR INCOME TAXES, NET	$130,231	$52,379
CASH PAID FOR INTEREST	$472,079	$438,404

UNAUDITED RESULTS FROM OPERATIONS, BY SEGMENT
(In thousands, except percentages. Totals may not add due to rounding.)

Three Months Ended September 30, 2015
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$807,978	$404,871	$1,212,849	$25,061	$1,237,910
Segment operating expenses (1)	187,368	168,318	355,686	9,208	364,894
Interest income, TV Azteca, net	—	2,993	2,993	—	2,993
Segment Gross Margin	620,610	239,546	860,156	15,853	876,009
Segment selling, general, administrative and development expense (1)	31,374	34,737	66,111	3,730	69,841
Segment Operating Profit	$589,236	$204,809	$794,045	$12,123	$806,168
Segment Operating Profit Margin	73%	51%	65%	48%	65%
Percent of total Operating Profit	73%	25%	98%	2%	100%

Three Months Ended September 30, 2014
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$663,570	$347,549	$1,011,119	$27,069	$1,038,188
Segment operating expenses (1)	133,951	138,060	272,011	11,746	283,757
Interest income, TV Azteca, net	—	2,661	2,661	—	2,661
Segment Gross Margin	529,619	212,150	741,769	15,323	757,092
Segment selling, general, administrative and development expense (1)	30,955	33,441	64,396	3,020	67,416
Segment Operating Profit	$498,664	$178,709	$677,373	$12,303	$689,676
Segment Operating Profit Margin	75%	51%	67%	45%	66%
Percent of total Operating Profit	72%	26%	98%	2%	100%

(1)	Excludes stock-based compensation expense.

UNAUDITED SELECTED FINANCIAL INFORMATION
(In thousands, except where noted. Totals may not add due to rounding.)
SELECTED BALANCE SHEET DETAIL:

Long-term obligations summary, including current portion	September 30, 2015
2013 Credit Facility	$1,080,000
2013 Term Loan	2,000,000
2014 Credit Facility	1,980,000
2.800% senior notes due 2020	748,560
3.40% senior notes due 2019	1,004,553
3.450% senior notes due 2021	646,757
3.50% senior notes due 2023	993,779
4.000% senior notes due 2025	744,555
4.500% senior notes due 2018	999,717
4.70% senior notes due 2022	699,077
5.00% senior notes due 2024	1,010,106
5.050% senior notes due 2020	699,561
5.900% senior notes due 2021	499,522
7.25% senior notes due 2019	297,669
Total unsecured debt at American Tower Corporation	$13,403,856
Secured Tower Revenue Securities, Series 2013-1A	500,000
Secured Tower Revenue Securities, Series 2013-2A	1,300,000
American Tower Secured Revenue Notes, Series 2015-1 Class A	350,000
American Tower Secured Revenue Notes, Series 2015-2 Class A	525,000
Secured Tower Cellular Side Revenue Notes, Series, 2012-1 Class A, Series 2012-2 Class A, Series 2012-2 Class B and Series 2012-2 Class C(1)	284,250
Unison Notes(1)	202,368
South African facility(2)	57,600
Colombian credit facility(2)	61,660
BR Towers debentures(2)(3)	82,647
Brazil credit facility(2)	12,535
Shareholder loans(4)	137,839
Other debt, including capital leases	109,653
Total secured or subsidiary debt	$3,623,552
Total debt	$17,027,408
Cash and cash equivalents	287,404
Net debt (total debt less cash and cash equivalents)	$16,740,004

(1)	Secured debt assumed in connection with an acquisition.

(2)	Denominated in local currency.

(3)	Assumed in connection with an acquisition.

(4)
Reflects balances attributable to minority shareholder loans in the Company's joint ventures in Ghana and Uganda. The Ghana shareholder loan is denominated in Ghanaian Cedi and the Uganda shareholder loan is denominated in USD.

UNAUDITED SELECTED FINANCIAL INFORMATION
(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED BALANCE SHEET DETAIL (CONTINUED):

Calculation of Net Leverage Ratio ($ in thousands)	Three Months Ended September 30, 2015
Total debt	$17,027,408
Cash and cash equivalents	287,404
Numerator: net debt (total debt less cash and cash equivalents)	$16,740,004

Adjusted EBITDA	$779,027
Denominator: annualized Adjusted EBITDA	3,116,108
Net Leverage Ratio	5.4x

Share count rollforward: (in millions of shares)	Three Months Ended September 30, 2015
Total common shares, beginning of period	423.3
Common shares repurchased	—
Common shares issued	0.2
Total common shares outstanding, end of period (1)	423.5

(1)
As of September 30, 2015, excludes (a) 3.9 million potentially dilutive common shares associated with vested and exercisable stock options with an average exercise price of $54.01 per common share, (b) 4.1 million potentially dilutive common shares associated with unvested stock options, (c) 1.6 million potentially dilutive common shares associated with unvested restricted stock units and (d) the potentially dilutive common shares associated with the Company’s preferred stock.

SELECTED STATEMENT OF OPERATIONS DETAIL:
Rental and management segment straight-line revenue and expense (1):

	Three Months Ended September 30,
Domestic straight-line revenue and expense detail:	2015	2014
Straight-line revenue	$32,327	$23,788
Straight-line expense	$14,750	$9,688

	Three Months Ended September 30,
International straight-line revenue and expense detail:	2015	2014
Straight-line revenue	$6,472	$8,154
Straight-line expense	$1,682	$2,676

(1)
In accordance with GAAP, the Company recognizes rental and management revenue and expense related to non-cancellable tenant and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per tenant lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 in the section entitled “Revenue Recognition,” in note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements. The above table sets forth a summary of total rental and management straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition.

UNAUDITED SELECTED FINANCIAL INFORMATION
($ in thousands. Totals may not add due to rounding.)

SELECTED STATEMENT OF OPERATIONS DETAIL (CONTINUED):

	Three Months Ended September 30,
International pass-through revenue detail:	2015	2014
Pass-through revenue	$118,592	$93,386

	Three Months Ended September 30,
Pre-paid rent detail(1)(2):	2015	2014
Beginning balance	$498,404	$399,510
Cash	25,892	62,490
Amortization(3)	(22,732)	(18,118)
Ending balance	$501,565	$443,881
(1) Reflects cash received for capital contributions and prepayments associated with long-term tenant leases and amortization of GAAP revenue associated with the leases corresponding to the capital contributions or prepayments.
(2) Excludes the impacts of decommissioning revenues and termination fees.
(3) Includes the impact of foreign currency exchange rate fluctuations.

	Three Months Ended September 30,
Selling, general, administrative and development expense breakout:	2015	2014
Total rental and management overhead	$66,111	$64,396
Network development services segment overhead	3,730	3,020
Corporate and development expenses	27,141	23,669
Stock-based compensation expense	17,850	17,824
Total	$114,832	$108,909

The following table reflects the estimated impact of foreign currency exchange rate fluctuations, pass-through revenue (expense), straight-line revenue and expense recognition and material one-time items on total rental and management revenue, Adjusted EBITDA and AFFO:
The calculation of Core Growth is as follows:

Three Months Ended September 30, 2015	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Core Growth	27.4%	26.0%	32.6%
Impact of pass-through	0.7%	—	—
Estimated impact of fluctuations in foreign currency exchange rates	(8.2)%	(8.8)%	(11.0)%
Estimated Impact of straight-line revenue recognition	—	(0.1)%	—
Estimated Impact of material one-time items	—	(0.1)%	(0.2)%
Reported growth	20.0%	17.0%	21.4%

The components of Core Growth in rental and management revenue are as follows:

Three Months Ended September 30, 2015	Domestic	International	Total
Organic Core Growth	6.0%	10.7%	7.3%
New Property Core Growth(1)	15.2%	32.8%	20.1%
Core Growth	21.2%	43.5%	27.4%
(1) Revenue growth attributable to sites added to the portfolio on or after July 1, 2014.

UNAUDITED SELECTED FINANCIAL INFORMATION
($ in thousands. Totals may not add due to rounding.)
SELECTED CASH FLOW DETAIL:

	Three Months Ended September 30,
Payments for purchase of property and equipment and construction activities:	2015	2014
Discretionary - capital projects	$71,375	$154,914
Discretionary - ground lease purchases	37,700	23,131
Start-up capital projects	27,853	4,352
Redevelopment	43,423	53,203
Capital improvements	22,202	15,845
Corporate	4,343	5,661
Total	$206,896	$257,106

	Nine Months Ended September 30,
Payments for purchase of property and equipment and construction activities:	2015	2014
Discretionary - capital projects	$200,081	$421,487
Discretionary - ground lease purchases	95,862	90,826
Start-up capital projects	42,268	13,974
Redevelopment	111,092	131,942
Capital improvements	58,835	50,301
Corporate	9,880	14,824
Total	$518,018	$723,354

SELECTED PORTFOLIO DETAIL – OWNED AND OPERATED SITES:

Tower Count (1):	As of June 30, 2015	Constructed	Acquired	Adjustments	As of September 30, 2015
United States	40,064	22	5	(25)	40,066
Brazil	16,327	236	1,125	11	17,699
Chile	1,165	10	—	(2)	1,173
Colombia	3,677	49	—	(50)	3,676
Costa Rica	464	6	—	—	470
Germany	2,030	—	—	—	2,030
Ghana	2,067	18	—	(1)	2,084
India	13,883	392	381	(38)	14,618
Mexico	8,721	15	—	(3)	8,733
Nigeria	—	—	4,700	—	4,700
Peru	579	5	—	(3)	581
South Africa	1,918	—	—	(1)	1,917
Uganda	1,380	6	—	2	1,388
Total	92,275	759	6,211	(110)	99,135

(1)	Excludes in-building and outdoor distributed antenna system networks.

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES
(In thousands, except per share data and percentages. Totals may not add due to rounding.)

The reconciliation of net income to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin are as follows:

	Three Months Ended September 30,
	2015	2014
Net income	$97,740	$206,630
Income tax provision	94,235	10,426
Other expense	66,659	34,019
Gain on retirement of long-term obligations	—	(2,969)
Interest expense	149,787	143,212
Interest income	(4,503)	(3,850)
Other operating expenses	15,668	11,204
Depreciation, amortization and accretion	341,096	249,066
Stock-based compensation expense	18,345	18,269
Adjusted EBITDA	$779,027	$666,007
Divided by total revenue	1,237,910	1,038,188
Adjusted EBITDA Margin	63%	64%

The reconciliation of net income to NAREIT Funds From Operations and the calculation of AFFO and AFFO per Share are presented below:

	Three Months Ended September 30,
	2015	2014
Net income	$97,740	$206,630
Real estate related depreciation, amortization and accretion	297,263	219,977
Losses from sale or disposal of real estate and real estate related impairment charges	1,200	626
Dividends on preferred stock	(26,781)	(7,700)
Adjustments for unconsolidated affiliates and noncontrolling interest	804	(4,049)
NAREIT Funds From Operations	370,226	415,484
Straight-line revenue	(38,798)	(31,942)
Straight-line expense	16,433	12,364
Stock-based compensation expense	18,345	18,269
Non-cash portion of tax provision	(6,085)	(6,177)
Non-real estate related depreciation, amortization and accretion	43,833	29,089
Amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest charges	7,292	(1,460)
GTP REIT one-time charge(1)	93,044	—
Other expense(2)	66,659	34,019
Gain on retirement of long-term obligations	—	(2,969)
Other operating expenses(3)	14,468	10,578
Capital improvement capital expenditures	(22,202)	(15,845)
Corporate capital expenditures	(4,343)	(5,661)
Adjustments for unconsolidated affiliates and noncontrolling interest	(804)	4,049
AFFO	$558,068	$459,798
Divided by weighted average diluted shares outstanding	427,227	400,397
AFFO per Share	$1.31	$1.15

(1)
In the third quarter, the Company filed a tax election, pursuant to which GTP no longer operates as a REIT for federal and state income tax purposes. In connection with this election, the Company incurred a one-time cash tax charge during the third quarter of 2015. As this charge is non-recurring, the Company does not believe it is an indication of operating performance and believes it is more meaningful to reflect AFFO excluding its impact. Accordingly, the Company presents AFFO for the three months ended September 30, 2015 excluding this charge.

(2)	Primarily includes unrealized losses on foreign currency exchange rate fluctuations.

(3)	Primarily includes acquisition related costs, integration costs, losses from sale of assets and impairment charges.